Exhibit 10.1

SERIES A PREFERENCE SHARE FACILITY

Securities Purchase Agreement

This Securities Purchase Agreement (the “Agreement”), dated as of September 12, 2023, is by and among Tritium DCFC Limited, an Australian public company limited by shares (ACN 650 026 314) (the “Company”), and each of the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

RECITALS

A.	The Company has authorized a new series of convertible redeemable preference shares of the Company, designated as Series A Convertible Preference Shares, no par value per share, the terms of which are set forth in the schedule of terms for such series of preference shares (the “Schedule of Terms”) in the form attached hereto as Exhibit A (together with any convertible preference shares issued in replacement thereof in accordance with the terms thereof, the “Series A Preference Shares”), which Series A Preference Shares shall be convertible into ordinary shares of the Company (“Ordinary Shares”) (such Ordinary Shares issuable pursuant to the terms of the Schedule of Terms, including, without limitation, upon conversion or otherwise, collectively, the “Conversion Shares”), in accordance with the terms of the Schedule of Terms. Unless context requires otherwise or unless otherwise defined in this document, defined terms have the meaning given in the Schedule of Terms.

B.	Each Buyer wishes to subscribe for, and the Company wishes to issue and allot at the Initial Closing (as defined below), upon the terms and conditions stated in this Agreement and pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), such aggregate number of Series A Preference Shares set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (which aggregate amount for all Buyers shall be twenty-six million five hundred ninety-five thousand seven hundred and forty-five (26,595,745) Preference Shares and shall be referred to herein as the “Initial Preference Shares”).

C.	The Company may, upon the terms and conditions stated in this Agreement and pursuant to an effective registration statement under the 1933 Act, issue and allot at one or more Subsequent Closings (as defined below) an additional aggregate number of shares of Series A Preference Shares set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers (which aggregate amount for all Buyers shall be fifty-three million one hundred ninety-one thousand four hundred and ninety (53,191,490) Preference Shares and shall be referred to herein as the “Additional Preference Shares” and together with the Initial Preference Shares, the “Preference Shares”).

D.	The Preference Shares and the Conversion Shares are collectively referred to herein as the “Securities.”

AGREEMENT

Now, therefore, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1.	Purchase and Sale of Preference Shares.

(a)	Initial Purchase of Preference Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7(a) below, the Company shall issue and allot to each Buyer, and each Buyer severally, but not jointly, agrees to subscribe for and purchase from the Company on the Initial Closing Date (as defined below), such aggregate number of Initial Preference Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers.

(b)	Initial Closing. The initial closing (the “Initial Closing”) relating to the subscription for and purchase of the Initial Preference Shares by the Buyers shall occur remotely by the electronic transfer of Closing documentation. The date and time of the Initial Closing (the “Initial Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions applicable to the Initial Closing set forth in Sections 6 and 7(a) below are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer). As used herein “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(c)	Purchase Price for Initial Preference Shares. The aggregate subscription price for the Initial Preference Shares to be subscribed for and purchased by each Buyer at the Initial Closing (the “Initial Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers.

(d)	Purchase of Additional Preference Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7(b), as applicable, during the period from and after the date that is four (4) months following the Initial Closing Date and ending on the date that is twelve (12) months following the Initial Closing Date (or such other date as is mutually agreed to by the Company and each Buyer), the Company may (subject to any “Lender Restrictions” (as defined in the Schedule of Terms)) deliver to the Buyers a written notice (a “Subsequent Closing Notice”) setting forth a number of Additional Preference Shares, for an in an amount of not less than five million (5,000,000) Additional Preference Shares, but in no event shall the aggregate amount of Additional Preference Shares issued, if any, be greater than twenty-one million (21,000,000) Additional Preference Shares, that the Company is electing to issue and sell to the Buyers, pursuant to an effective registration statement under the 1933 Act, and each Buyer severally, but not jointly, agrees to purchase from the Company its pro rata share (based on the aggregate commitments of the Buyers to subscribe for and purchase Additional Preference Shares set forth in column (5) on the Schedule of Buyers) of such number of Additional Preference Shares set forth in the Subsequent Closing Notice, up to the maximum aggregate number of Additional Preference Shares as is set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers; provided, however, following August 1, 2024, no Buyer shall have an obligation to purchase Additional Preference Shares and any Subsequent Closing Notice delivered after such date shall be subject to the acceptance of the Buyers. Notwithstanding the foregoing, in no event may the Company deliver Subsequent Closing Notice at any time prior to the date that is four (4) months after the most recent Subsequent Closing Date (as defined below).

(e)	Subsequent Closings. Provided that the following conditions and the conditions to such Subsequent Closing set forth in Section 7(b) (including any consents necessary to be obtained under any applicable Lender Restrictions) are satisfied or otherwise waived by the Buyers (the date such satisfaction or waiver occurs referred to herein as the “Subsequent Closing Determination Date”):

(i)	the aggregate Stated Value (as defined in the Schedule of Terms) of the outstanding Preference Shares (including the Additional Preference Shares to be issued at the Subsequent Closing in issue) does not exceed twenty percent (20%) of the Market Capitalization (as defined below) of the Company on the Subsequent Closing Determination Date. For purposes hereof, “Market Capitalization” means, as of any date of determination, the product of (a) the number of issued and outstanding Ordinary Shares as of the Initial Closing Date (exclusive, for the avoidance of doubt, of any Ordinary Shares issuable upon the exercise of options or warrants or conversion of any convertible securities), multiplied by (b) the average of the lowest five VWAPs (as defined in the Schedule of Terms) of the Ordinary Shares during the thirty (30) immediately preceding days on which the Principal Market (as defined below) is open for trading during market hours (each, a “Trading Day”) prior to the Subsequent Closing in issue;

(ii)	the aggregate Stated Value of the outstanding Preference Shares (including the Additional Preference Shares to be issued at the Subsequent Closing) does not exceed the product of (a) average daily dollar traded volume (in United States dollars) of the Ordinary Shares on the Principal Market during market hours over the previous forty (40) Trading Days and (b) forty (40); and

(iii)	On the Subsequent Closing Determination Date, the Closing Bid Price (as defined in the Schedule of Terms) of the Ordinary Shares was greater than $1.00 per Ordinary Share for each of the twenty (20) immediately preceding Trading Days and the average daily dollar trading volume for the Ordinary Shares on the Principal Market was at least $1,000,000 for each of the twenty (20) immediately preceding Trading Days;

the closing (each a “Subsequent Closing” and together with the Initial Closing, each a “Closing”) related to the subscription for and purchase by the Buyers of Additional Preference Shares pursuant to a Subsequent Closing Notice shall occur by electronic transmission or other transmission as mutually acceptable at 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to such Subsequent Closing set forth in this Section 1(e) and in Sections 6 and 7(b) are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer) (each a “Subsequent Closing Date” and together with the Initial Closing Date, each a “Closing Date”), provided that, in any event, each Subsequent Closing Date shall occur no later than the second (2nd) Trading Day following the relevant Subsequent Closing Determination Date.

(f)	Subsequent Purchase Price. The purchase price per share of Additional Preference Share shall be $0.94 per share (the “Per Share Price”) and the aggregate purchase price for any issuance of Additional Preference Shares to be subscribed for and purchased by a Buyer at any Subsequent Closing (the “Subsequent Purchase Price”) shall be the product of (x) the Per Share Price and (y) the number of Additional Preference Shares that such Buyer is required to subscribe for and purchase the applicable Subsequent Closing.

(g)	Termination of Section 1(d). At any time prior to October 15, 2023, the Company may, upon twenty (20) days prior written notice to the Buyers, terminate its option to issue and allot Additional Preference Shares to the Buyers pursuant to Section 1(d). Following any such termination, the Buyers shall have no further obligation to purchase Additional Preference Shares. For the avoidance of doubt, any termination of Section 1(d) shall have no effect on any outstanding Preference Shares.

(h)	Form of Payment. On the date of this Agreement, each Buyer shall deliver its respective Initial Purchase Price, as applicable, less, in each case, the amounts withheld pursuant to Section 4(g), to the Company for the Preference Shares to be issued and allotted to such Buyer at the Initial Closing, by wire transfer of immediately available funds to Wilmington Trust, National Association (the “Escrow Agent”) pursuant to an escrow agreement entered into, by and among the Company, the Escrow Agent and the Buyers (the “Escrow Agreement”) and in accordance with the Escrow Agent’s written wire instructions. Immediately following notification from the Escrow Agent that the Initial Purchase Price has been released from escrow to the Company, the Company shall issue and allot to each Buyer the applicable aggregate number of Preference Shares and register them in the name of such Buyer or its designee.

On each Subsequent Closing Date, (x) each Buyer shall pay its respective Subsequent Purchase Price, as applicable, less, in each case, the amounts withheld pursuant to Section 4(g), to the Company for the Preference Shares to be issued and allotted to such Buyer at such Closing, by wire transfer of immediately available funds to the Company and in accordance with the Company’s written wire instructions and (y) the Company shall issue and allot to each Buyer the applicable aggregate number of Preference Shares and register them in the name of such Buyer or its designee.

For the avoidance of doubt, any amounts withheld from the Initial Purchase Price or any Subsequent Purchase Price pursuant to Section 4(g) shall be net of any deposit made by the Company for the purpose of Section 4(g).

(i)	Application for Preference Shares. This Agreement serves as an application by each Buyer for the allotment of the Preference Shares subscribed for and purchased under this Agreement on the applicable Closing Date and accordingly it will not be necessary for each Buyer to provide a separate (additional) application on or prior to the applicable Closing Date for those Preference Shares. Each Buyer agrees to be bound by the constitution of the Company upon the issue to the Buyer of the Preference Shares.

(j)	Free From Encumbrances. The Company must ensure that all shares and securities to be issued by it pursuant to this Securities Purchase Agreement (including all Securities) are validly issued, fully paid and have no money owing in respect of them and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances and any third party rights.

2.	Buyer’s Representations and Warranties.

Each Buyer, severally and not jointly, represents and warrants to the Company with respect to only itself that, as of the date hereof, the Initial Closing Date and each Subsequent Closing Date:

(a)	Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b)	No Governmental Review. Such Buyer understands that no Australian or United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(c)	Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligation of such Buyer enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(d)	No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(e)	Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Buyer has not, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Buyer first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Buyer that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Buyer’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Buyer’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Buyer’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and affiliates, such Buyer has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing Ordinary Shares). For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity (as defined below) or any department or agency thereof.

(f)	No Group. Other than affiliates of such Buyer who are also Buyers under this Agreement, such Buyer is not under common control with or acting in concert with any other Buyer and is not part of a “group” for purposes of the 1934 Act.

(g)	Exempt Offer. If the Buyer is located in Australia, the Buyer represents and warrants that it is a person who falls within an exempt offer category in Section 708 of the Corporations Act (including “sophisticated investors” or “professional investors” within the meaning of Section 708(8) and 708(11) respectively of the Corporations Act).

(h)	No Relevant Interest. No Buyer nor any of its “associates” (as that term is defined in Section 12 of the Corporations Act) have any “relevant interests” (as defined in the Corporations Act) in any “voting shares” (as defined in the Corporations Act) in the Company other than any such interests acquired pursuant to the Transaction Documents. No Buyer nor any of its “associates” (as that term is defined in Section 12 of the Corporations Act) have any “voting power” (as defined in the Corporations Act) in the Company other than any voting power acquired pursuant to the Transaction Documents.

(i)	No Quotation. Each Buyer acknowledges and agrees that the Preference Shares will not be quoted on any exchange and that the Company is not required to apply for their quotation.

(j)	Australian Counsel. Each Buyer acknowledges that it has had the opportunity to take legal advice from Australian counsel on the terms of this Agreement and the Schedule of Terms.

3.	Representations and Warranties of the Company.

The Company represents and warrants to each of the Buyers that, as of each of the date hereof, the Initial Closing Date and each Subsequent Closing Date:

(a)	Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and (to the extent the concept of “good standing” has an accepted meaning under the law of the relevant jurisdiction) in good standing under the laws of the jurisdiction in which they are formed and have the requisite power and authority to own their properties and to carry on their business as described (if applicable) in the SEC Documents (as defined below). Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and (to the extent the concept of “good standing” has an accepted meaning under the law of the relevant jurisdiction) is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its Subsidiaries (as defined below), taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents (as defined below). “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(b)	Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance by the Company of the Preference Shares and the issuance of the Conversion Shares issuable upon conversion of the Preference Shares) have been duly authorized by the Company’s board of directors (the “Board”) and (other than the filing with the United States Securities and Exchange Commission (the “SEC”) of the Prospectus Supplement (as defined below) and any other filings as may be required by any court or other federal, state, provincial, local or other governmental authorities (an “Applicable Authority”)) no further filing, consent or authorization with or from any Applicable Authority is required by the Company. This Agreement has been, and the other Transaction Documents to which it is a party will be prior to the Initial Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal, state or provincial securities law or other applicable law. “Transaction Documents” means, collectively, this Agreement, the Schedule of Terms, the Irrevocable Transfer Agent Instructions (as defined below), the Escrow Agreement and each of the other agreements and instruments entered into or delivered by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c)	Issuance of Securities; Registration. The issuance of the Preference Shares is duly authorized, and upon issuance in accordance with the terms of the Transaction Documents the Preference Shares shall be validly issued, fully paid and have no money owing in respect of them and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. Upon issuance or conversion in accordance with the terms of the Preference Shares, the Conversion Shares, when issued, and subject to the Corporations Act Limitation and any required Shareholder Approval, will be validly issued, fully paid and have no money owing in respect of them and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Ordinary Shares and with the Conversion Shares ranking on an equal footing with all then existing issued Ordinary Shares on their issue. The Company has prepared and filed an effective registration statement with the SEC file No. 333-270438 (the “Registration Statement”) in conformity with the requirements of the 1933 Act, which became effective on March 21, 2023 (the “Effective Date”), including the final prospectus filed for the Registration Statement (the “Prospectus”), and such amendments and supplements thereto as may have been required to the date of this Agreement. On or prior to the Initial Closing Date, the Company will prepare and file with the SEC a supplement(s) to the Prospectus complying with Rule 424(b) of the 1933 Act (any such supplement, a “Prospectus Supplement”) and delivered by the Company to each Buyer at the Initial Closing and each Subsequent Closing (unless otherwise made available to each Buyer via the SEC’s EDGAR filing system). The Registration Statement is effective under the 1933 Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the SEC and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the SEC. The Company, if required by the rules and regulations of the SEC, shall file the Prospectus with the SEC pursuant to Rule 424(b). At the time the Registration Statement and any amendments thereto became effective, at each Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the 1933 Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at each Closing Date, conformed and will conform in all material respects to the requirements of the 1933 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company was at the time of the filing of the Registration Statement eligible to use Form F-3. The Company is eligible to use Form F-3 under the 1933 Act and it meets the transaction requirements as set forth in General Instruction I.B.1 of Form F-3.

(d)	No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and its Subsidiaries and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preference Shares and the conversion of the Preference Shares into Conversion Shares) will not, and subject to the Corporations Act Limitation and any required Shareholder Approval, (i) result in a violation of the Constitution (as defined below) or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree and including all applicable foreign, federal, state and provincial securities laws, rules and regulations, and the rules and regulations of The Nasdaq Global Market (the “Principal Market”) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)	Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than any consents contemplated by the Transaction Documents, the filing with the SEC of the Prospectus Supplement, any other filings as may be required by any state or provincial securities agencies or with ASIC in accordance with the Corporations Act, the notice and/or application(s) to the Principal Market for the issuance and allotment of the Securities and the listing of the Conversion Shares for trading thereon in the time and manner required thereby), any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform (subject to the Corporations Act Limitation and any required Shareholder Approval) any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain prior to any Closing Date pursuant to the preceding sentence have been or will be obtained or effected on or prior to such Closing Date, and, subject to the Corporations Act Limitation and any required Shareholder Approval, neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Ordinary Shares in the foreseeable future. “Governmental Entity” means any nation, state, province, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, provincial, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(f)	Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length subscriber and purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”)) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the Ordinary Shares (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s and each Subsidiary’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company, each Subsidiary and their respective representatives.

(g)	Placement Agent’s Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, the advisory fees payable to A.G.P/Alliance Global Partners (the “Placement Agent”) in connection with the issue of the Securities. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged the Placement Agent in connection with the sale of the Securities. Other than the Placement Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(h)	Reserved.

(i)	Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares will increase in certain circumstances. The Company further acknowledges that its obligation to convert the Preference Shares into the Conversion Shares pursuant to the terms of the Schedule of Terms is absolute and unconditional (subject to (i) applicable laws and beneficial ownership limitations herein or in the Schedule of Terms and (ii) the Corporations Act Limitation and any required Shareholder Approval) regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j)	Reserved.

(k)	SEC Documents; Financial Statements. During the two (2) years prior to the Initial Closing Date, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date of this Agreement and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered or has made available to the Buyers or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to any of the Buyers which is not included in the SEC Documents (including, without limitation, information referred to in Section 2(e) of this Agreement or in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(l)	Absence of Certain Changes. Except as disclosed in the SEC Documents or as disclosed directly to the Buyers, since the date of the Company’s most recent audited financial statements contained in a Form 20-F, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Since the date of the Company’s most recent audited financial statements contained in a Form 20-F, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Without limiting the generality of the foregoing, neither the Company nor any Subsidiary has any reason to believe that (1) a Bankruptcy Triggering Event (as defined in the Schedule of Terms), (2) any Senior LNSA Breach (as defined in the Schedule of Terms) or (3) any other circumstance or event that would, with or without the passage of time or the giving of notice or both, result in an event of default under the St Baker Bridge Loan or the O-Corp Bridge Loan other than an event or circumstance that is or may result in a cross-default arising from a Senior LNSA Breach (collectively, an “Outstanding Indebtedness Event”) has occurred as of the Closing Date. The Company and its Subsidiaries, individually and on a consolidated basis, after giving effect to the transactions contemplated hereby to occur at the Initial Closing and each Subsequent Closing, will not be Company Insolvent (as defined below). For purposes of this Section 3(l), “Company Insolvent” means, with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m)	No Undisclosed Events, Liabilities, Developments or Circumstances. To the Company’s knowledge, no event, liability, development or circumstance has occurred or exists that is reasonably likely to have a Material Adverse Effect.

(n)	Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Constitution, organizational documents, any schedule of terms, preferences or rights of any other outstanding series of preference shares of the Company or any of its Subsidiaries, their organizational charter, certificate of formation, memorandum of association, articles of association or certificate of incorporation or bylaws or other organizational documents, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Ordinary Shares by the Principal Market in the foreseeable future. Since January 14, 2022, (i) the Ordinary Shares has been listed or designated for quotation on the Principal Market, (ii) trading in the Ordinary Shares has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Ordinary Shares from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. Except as previously disclosed to a Buyer, there is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(o)	Foreign Corrupt Practices. Neither the Company, the Company’s subsidiary or any director, officer, agent, employee, nor any other person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act (the “FCPA”) or any other applicable anti-bribery or anti-corruption laws, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

(i)	(A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or

(ii)	assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

(p)	Reserved.

(q)	Transactions With Affiliates. Except as disclosed in the SEC Documents or for which no disclosure is required in the SEC Documents, no current or former employee, partner, director, officer or stockholder (direct or indirect) of the Company or its Subsidiaries, or any associate, or, to the knowledge of the Company, any affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently, (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or stockholder or such associate or affiliate or relative Subsidiaries (other than for ordinary course services as employees, officers or directors of the Company or any of its Subsidiaries)) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common equity of a company whose securities are traded on or quoted through an Eligible Market (as defined in the Schedule of Terms)), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. No employee, officer, stockholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).

(r)	Equity Capitalization. Except as set forth in the SEC Documents or as disclosed directly to the Buyers, as of the date of this Agreement, the issued capital of the Company consists solely of 160,784,558 Ordinary Shares and (ii) no shares of preference stock.[1] “Convertible Securities” means any security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any share or other security of the Company (including, without limitation, Ordinary Shares) or any of its Subsidiaries. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and have no money owing. Except as disclosed in the SEC Documents or as disclosed directly to the Buyers, (i) none of the Company’s or any Subsidiary’s issued capital is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or any Subsidiary; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. The Company has furnished to the Buyers true, correct and complete copies of the Company’s Constitution, as amended and as in effect on the date hereof (the “Constitution”), and the terms of all Convertible Securities convertible into, or exercisable or exchangeable for, Ordinary Shares and the material rights of the holders thereof in respect thereto.

1 NTD: Company to provide/confirm.

(s)	Indebtedness and Other Contracts. Except as set forth in the SEC Documents or as disclosed directly to the Buyers, neither the Company nor any of its Subsidiaries, (i) has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) has any financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (iv) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (v) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “finance leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations, currently due and payable, with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a finance lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(t)	Litigation. There is no material action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Ordinary Shares or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as disclosed in the SEC Documents or as disclosed directly to the Buyers. To its knowledge, no director, officer or employee of the Company or any of its subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries relating to the Company. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

(u)	Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. As of the Initial Closing Date, the Company carries directors and officers insurance coverage of $30,000,000.

(v)	Employee Matters; Benefit Plans.

(i)	The Company and its Subsidiaries have complied in all material respects with all applicable laws relating to wages, hours, equal opportunity, collective bargaining, workers’ compensation insurance and the payment of social security and other taxes. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company or its Subsidiaries, as the case may be, nor does the Company have a present intention, or know of a present intention of its Subsidiaries, to terminate the employment of any officer or key employee. There are no pending or, to the knowledge of the Company, threatened employment discrimination charges or complaints against or involving the Company or its Subsidiaries before any federal, state, provincial or local board, department, commission or agency, or unfair labor practice charges or complaints, disputes or grievances affecting the Company or its Subsidiaries.

(ii)	No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.

(iii)	The Company and its Subsidiaries are in compliance in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). No benefit plan of the Company or any Subsidiary (a) is subject to the provisions of Section 412 of the Code or Part 3 of Subtitle B of Title I of ERISA, (b) is subject to Title IV of ERISA, (c) is a “multiemployer plan” (within the meaning of Section 3(37) of ERISA). Since inception, neither the Company, its Subsidiaries, nor any business or entity treated as a single employer with the Company or its Subsidiaries for purposes of Title IV of ERISA contributed to or was obliged to contribute to a pension plan that was at any time subject to Title IV of ERISA.

(w)	Assets; Title. Except as set forth in the SEC Documents or as disclosed directly to the Buyers, the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in material compliance.

(x)	Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Documents and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within three (3) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Documents, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y)	Environmental Laws. The Company and its Subsidiaries (A) are in compliance with any and all Environmental Laws (as defined below), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(z)	Subsidiary Rights. Except as set forth in the SEC Documents or as disclosed directly to the Buyers, the Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law and subject to any Lender Restrictions) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(aa)	Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(bb)	Internal Accounting and Disclosure Controls. Other than as disclosed in the SEC Documents, the Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Other than as disclosed in the SEC Documents, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Since January 1, 2021, other than as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant, Governmental Entity or other Person relating to any material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.

(cc)	Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(dd)	Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(ee)	Acknowledgement Regarding Buyers’ Trading Activity. It is understood and acknowledged by the Company that except as expressly set forth in this Agreement, (i) following the public disclosure of the transactions contemplated by the Transaction Documents, in accordance with the terms thereof, none of the Buyers have been asked by the Company or any of its Subsidiaries to agree, nor has any Buyer agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) any Buyer, and counterparties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Ordinary Shares which was established prior to such Buyer’s knowledge of the transactions contemplated by the Transaction Documents; (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) each Buyer may rely on the Company’s obligation to timely deliver Ordinary Shares upon conversion, exercise or exchange, as applicable, of the Securities as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Ordinary Shares of the Company. The Company further understands and acknowledges that, except as expressly set forth in Section 4(jj), following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Initial Disclosure Filing (as defined below) one or more Buyers may engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable Ordinary Shares) at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of Conversion Shares deliverable with respect to the Securities are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable Ordinary Shares), if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities consistent with Section 4(jj) do not constitute a breach of this Agreement, the Schedule of Terms or any other Transaction Document or any of the documents executed in connection herewith or therewith.

(ff)	Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than the Placement Agent), (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries or (iv) paid or agreed to pay any Person for research services with respect to any securities of the Company or any of its Subsidiaries.

(gg)	U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been a U.S. real property holding corporation within the meaning of Section 897 of the Code, and the Company and each Subsidiary shall so certify upon any Buyer’s request.

(hh)	Registration Rights. Except as disclosed in the SEC Documents, no Person has any right to cause the Company or any Subsidiary to effect the registration under the 1933 Act of any securities of the Company or any Subsidiary.

(ii)	Transfer Taxes. On each Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(jj)	Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(kk)	Reserved.

(ll)	Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(mm)	Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)) and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(nn)	Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Ordinary Shares on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(oo)	No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company which could materially and adversely affect the Company’s ability to perform any of its obligations under any of the Transaction Documents. In addition, on or prior to the date hereof, the Company had discussions with its accountants about its financial statements previously filed with the SEC. Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.

(pp)	No Additional Agreements. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(qq)	Public Utility Holding Act. None of the Company nor any of its Subsidiaries is a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

(rr)	Federal Power Act. None of the Company nor any of its Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.

(ss)	Cybersecurity. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants that would reasonably be expected to have a Material Adverse Effect on the Company’s business. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, email address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. Since January 1, 2021, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person or such, nor any incidents under internal review or investigations relating to the same except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(tt)	Compliance with Data Privacy Laws. The Company and its Subsidiaries are in compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the GDPR (EU 2016/679) (collectively, the “Privacy Laws”) except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(uu)	Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries as of the Initial Closing Date. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Other than with respect to the transactions contemplated by this Agreement and the other Transaction Documents, no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the Initial Closing Date or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(vv)	Foreign Private Issuer Status. The Company confirms that it qualifies as a “foreign private issuer” under the rules and regulations of the SEC and that it is not required to obtain the approval of its shareholders for the issuance of the Securities pursuant to the rules of the Principal Market, or if the Company no longer qualifies as a “foreign private issuer,” that the Company continues to be exempt from the requirement or otherwise not be required to obtain the approval of its shareholders for the issuance of the Securities pursuant to the rules of the Principal Market. The Company acknowledges and agrees that the Buyers are relying on the representations set forth in this Section 3(vv) in entering into this Agreement.

4.	Covenants.

(a)	Best Efforts. Each Buyer shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 6 of this Agreement. The Company shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 7 of this Agreement.

(b)	Conversion Shares. The Conversion Shares shall be issued free of legends.

(c)	Reporting Status. From the date hereof until the date on which all of the Conversion Shares shall have been sold (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require such reporting or otherwise permit such termination.

(d)	Use of Proceeds. The Company shall use the proceeds from the sale of the Securities as set forth in the applicable Prospectus Supplement, but not, directly or indirectly, for (i) the redemption or repurchase of any securities of the Company or any of its Subsidiaries or (ii) the settlement of any litigation outstanding on the date hereof.

(e)	Financial Information. The Company agrees to send the following to each Buyer during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Report on Form 20-F, any reports on Form 6-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) unless the following are either filed with the SEC through EDGAR or are otherwise widely disseminated via a recognized news release service (such as PR Newswire), on the same day as the release thereof, email copies of all press releases issued by the Company or any of its Subsidiaries and (iii) unless the following are filed with the SEC through EDGAR, copies of any notices and other information made available or given to the stockholders of the Company, as applicable, generally, contemporaneously with the making available or giving thereof to the stockholders.

(f)	Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Conversion Shares upon each national securities exchange and automated quotation system, if any, upon which the Ordinary Shares is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all of the Conversion Shares from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system. The Company shall maintain the Ordinary Shares’ listing or authorization for quotation (as the case may be) on the Principal Market, The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market or the Nasdaq Global Select Market (each, an “Eligible Market”). Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Ordinary Shares on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g)	Fees. The Company shall reimburse Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B an amount of $125,000 for all pre-approved, reasonable and documented costs and expenses incurred by it or its affiliates in connection with the structuring, documentation, negotiation and closing(s) of the transactions contemplated by the Transaction Documents (including, without limitation, as applicable, all reasonable legal fees of outside counsel and disbursements of Haynes and Boone, LLP (“Buyer Counsel”), counsel to the lead Buyer, any other reasonable and documented fees and expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents and due diligence and regulatory filings in connection therewith) (the “Transaction Expenses”) and shall be withheld by Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B from its Purchase Price at the Initial Closing and each Subsequent Closing. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, DTC (as defined below) fees or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby (including, without limitation, any fees or commissions payable to the Placement Agent). The Company shall pay, and the Company shall hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(h)	Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by a Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document provided that any pledgee will be subject to the terms of this document and the Schedule of Terms (as applicable, and including in respect of any applicable Lender Restrictions). The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

(i)	Disclosure of Transactions and Other Material Information.

(i)	Disclosure of Transaction. The Company shall promptly following the date of this Agreement, but in no event later than the Initial Closing Date, file a report on Form 6-K or Form 20-F describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement, to the extent material) and the form of Schedule of Terms) (including the attachments thereto, the “Initial Disclosure Filing”). From and after the filing of the Initial Disclosure Filing, the Company shall have disclosed all material, non-public information (if any) provided to any of the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the Initial Disclosure Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate. In further addition, the Company shall file a report on Form 6-K by no later than 8:30 a.m. (New York City time) on the Trading Day immediately following any Subsequent Closing Date, disclosing that such Subsequent Closing occurred (a “Subsequent 6-K Filing”). From and after the filing of any Subsequent 6-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to any of the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents.

(ii)	Limitations on Disclosure. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of such Buyer (which may be granted or withheld in such Buyer’s sole discretion). In the event of a breach of any of the foregoing covenants, including, without limitation, Section 4(o) of this Agreement, or any of the covenants or agreements contained in any other Transaction Document, by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of such Buyer), in addition to any other remedy provided herein or in the Transaction Documents, the Company shall make commercially reasonable efforts to promptly disclose such information publicly, provided that, following written notice from such Buyer, the Company shall pay to such Buyer an amount equal to 1% of the Stated Value of the Preference Shares then held by such Buyer for each day that such disclosure has not been made. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Initial Disclosure Filing and/or any Subsequent 6-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Buyer (which may be granted or withheld in such Buyer’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of such Buyer in any filing, announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that no Buyer shall have (unless expressly agreed to by a particular Buyer after the date hereof in a written definitive and binding agreement executed by the Company and such particular Buyer (it being understood and agreed that no Buyer may bind any other Buyer with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company and/or any of its Subsidiaries.

(j)	Reserved.

(k)	Reserved.

(l)	Reserved.

(m)	Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(n)	Restriction on Variable Securities. Commencing on the date hereof until no Preference Shares remain outstanding, the Company shall be prohibited from directly or indirectly effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction. In addition, the Company covenants and agrees that it will not directly or indirectly enter into any agreement, undertaking or covenant with a third party that prohibits the Company or its Subsidiaries from entering into, effecting or announcing a Variable Rate Transaction or similar transaction with the Buyers or their Affiliates at any time. “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Ordinary Shares at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Ordinary Shares or (ii) enters into any agreement (including, without limitation, an equity line of credit or an “at-the-market” offering) whereby the Company or any Subsidiary may issue and sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). Each Buyer shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this Section 4(n) shall not require the Company to terminate its committed equity facility with B. Riley Principal Capital II LLC (“B. Riley”), but the Company covenants and agrees that it shall not issue and sell any Ordinary Shares to B. Riley under such facility for so long as any Preference Shares are outstanding. The Company shall not be prohibited from (i) effecting or entering into an agreement to effect any Variable Rate Transaction if the effect of such transaction would be to redeem in full all outstanding Preference Shares and repay any other amounts owed pursuant to the Transaction Documents in full or otherwise cause any Preference Shares to no longer be outstanding from the proceeds of such transaction, provided that such transaction shall be prohibited and deemed void ab initio if the redemption and repayment is not completed within ten (10) Trading Days of the Company entering into such Variable Rate Transaction, or (ii) issuing (or converting Indebtedness into) securities to St Baker and O-Corp, or any of their respective affiliates, in connection with the St Baker Bridge Loan and the O-Corp Bridge Loan so long as such issuance or conversion is not made by means of a Variable Rate Transaction.

(o)	Participation Right.

(i)	From the date hereof until the date that is twelve (12) months after the final Closing to occur hereunder, upon the Company or any Subsidiary, directly or indirectly issuing, offering, selling, granting any option or right to purchase, or otherwise disposing of (or announcing any issuance, incurrence, offer, sale, grant of any option or right to purchase or other disposition of) any debt security or other indebtedness, equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities, any preference stock or any purchase rights) (any such issuance, offer, sale, grant, disposition or announcement (whether occurring while Preference Shares remain outstanding or at any time thereafter), is referred to as a “Subsequent Placement”), each Buyer shall have the right to participate in up to an aggregate amount among all Buyers of the Subsequent Placement equal to 25% of the Subsequent Placement (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Placement.

(ii)	Between the time period of 4:00 p.m. (New York City time) and 6:00 p.m. (New York City time) on the Trading Day immediately prior to the Trading Day of the expected announcement of the Subsequent Placement (or, if the Trading Day of the expected announcement of the Subsequent Placement is the first Trading Day following a holiday or a weekend (including a holiday weekend), between the time period of 4:00 p.m. (New York City time) on the Trading Day immediately prior to such holiday or weekend and 2:00 p.m. (New York City time) on the day immediately prior to the Trading Day of the expected announcement of the Subsequent Placement), the Company shall deliver to each Buyer a written notice of the Company’s intention to effect a Subsequent Placement (a “Subsequent Placement Notice”), which notice shall describe in reasonable detail the proposed terms of such Subsequent Placement, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Placement is proposed to be effected and shall include a term sheet and transaction documents relating thereto as an attachment.

(iii)	Any Buyer desiring to participate in such Subsequent Placement must provide written notice to the Company by 6:30 a.m. (New York City time) on the Trading Day following the date on which the Subsequent Placement Notice is delivered to such Buyer (the “Notice Termination Time”) that such Buyer is willing to participate in the Subsequent Placement, the amount of such Buyer’s participation, and representing and warranting that such Buyer has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Placement Notice. If the Company receives no such notice from a Buyer as of such Notice Termination Time, such Buyer shall be deemed to have notified the Company that it does not elect to participate in such Subsequent Placement.

(iv)	If, by the Notice Termination Time, notifications by the Buyers of their willingness to participate in the Subsequent Placement (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Placement, then the Company may effect the remaining portion of such Subsequent Placement on the terms and with the Persons set forth in the Subsequent Placement Notice.

(v)	If, by the Notice Termination Time, the Company receives responses to a Subsequent Placement Notice from Buyers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Buyer shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. “Pro Rata Portion” means the ratio of (x) the Subscription Amount of Securities purchased on the Closing Date by a Buyer participating under this Section 4(o) and (y) the sum of the aggregate Subscription Amounts of Securities purchased on the Closing Date by all Buyers participating under this Section 4(o).

(vi)	The Company must provide the Buyers with a second Subsequent Placement Notice, and the Buyers will again have the right of participation set forth above in this Section 4(o), if the definitive agreement related to the initial Subsequent Placement Notice is not entered into for any reason on the terms set forth in such Subsequent Placement Notice within two (2) Trading Days after the date of delivery of the initial Subsequent Placement Notice.

(vii)	The Company and each Buyer agree that, if any Buyer elects to participate in the Subsequent Placement, the transaction documents related to the Subsequent Placement shall not include any term or provision that, directly or indirectly, will, or is intended to, exclude one or more of the Buyers from participating in a Subsequent Placement, including, but not limited to, provisions whereby such Buyer shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Buyer. In addition, the Company and each Buyer agree that, in connection with a Subsequent Placement, the transaction documents related to the Subsequent Placement shall include a requirement for the Company to issue a widely disseminated press release by 9:30 a.m. (New York City time) on the Trading Day of execution of the transaction documents in such Subsequent Placement (or, if the date of execution is not a Trading Day, on the immediately following Trading Day) that discloses the material terms of the transactions contemplated by the transaction documents in such Subsequent Placement.

(viii)	Notwithstanding anything to the contrary in this Section 4(o) and unless otherwise agreed to by such Buyer, the Company shall either confirm in writing to such Buyer that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Placement, in either case in such a manner such that such Buyer will not be in possession of any material, non-public information, by 9:30 a.m. (New York City time) on the second (2nd) Trading Day following date of delivery of the Subsequent Placement Notice. If by 9:30 a.m. (New York City time) on such second (2nd) Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Placement has been made, and no notice regarding the abandonment of such transaction has been received by such Buyer, such transaction shall be deemed to have been abandoned and such Buyer shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

Notwithstanding the foregoing, the terms of this Section 4(o) shall not apply in connection with the issuance of any of the following: (i) Ordinary Shares issued or issuable to directors, officers, employees or other service providers of the Company in their capacity as such pursuant to an Approved Stock Plan (as defined below), provided that (1) all such issuances (taking into account the Ordinary Shares issuable upon exercise of such awards) after the date hereof pursuant to this clause (i) do not, in the aggregate, exceed more than 10% of the Ordinary Shares issued and outstanding immediately prior to the date hereof and (2) the exercise price of any such options is not lowered and none of such options are amended to increase the number of shares issuable thereunder or extend the term of such options; (ii) Ordinary Shares issued or issuable upon the conversion or exercise of Convertible Securities (other than Ordinary Shares issued or issuable pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the date hereof, provided that the conversion, exercise or other method of issuance (as the case may be) of any such Convertible Security is made solely pursuant to the conversion, exercise or other method of issuance (as the case may be) provisions of such Convertible Security that were in effect on the date immediately prior to the date of this Agreement, the conversion, exercise or issuance price of any such Convertible Securities (other than standard options to purchase Ordinary Shares issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than those issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that materially adversely affects any of the Buyers; (iii) the Preference Shares, (iv) the Conversion Shares, (v) securities issued as consideration for the acquisition of another entity by the Company by merger, purchase of substantially all of the assets or other reorganization or bona fide joint venture agreement, provided that such issuance is approved by the majority of the disinterested directors of the Company and provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Restricted Period and such issuance does not, in the aggregate, exceed more than 10% of the Ordinary Shares issued and outstanding immediately prior to the date hereof, (vi) Ordinary Shares or other securities issuable (or convertible) in respect of any Indebtedness to St Baker, O-Corp, or any of their respective affiliates, in existence prior to the Initial Closing Date, provided that any party to whom such Ordinary Shares are issued has entered into an agreement with the Company whereby each of them agrees to not issue and sell such Ordinary Shares until the date that is two (2) months after the date that all of the Preference Shares have been redeemed or converted into Ordinary Shares and (vii) any securities of the Company issued in connection with up to two strategic financing(s) with aggregate total gross proceeds to the Company of up to $200 million with one or more Strategic Investors, provided, that at the time of such financing the Company’s management believes in good faith that the Strategic Investor(s) (either directly or through a subsidiary or investee company) intends or intend to, in addition to the investment of funds, enter into one or more arrangements with the Company to manufacture commercially significant quantities of the Company’s products, conduct substantial research and development, provide substantial supply chain assistance, conduct electric vehicle charger installations in commercially significant volume, and/or purchase commercially significant quantities of the Company’s products) (each of the foregoing in clauses (i) through (vii), collectively the “Excluded Securities”). “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which Ordinary Shares or other awards convertible, exercisable for or exchangeable for Ordinary Shares may be issued to any employee, officer, director or other service provider for services provided to the Company and/or a Subsidiary in their capacity as such. “Strategic Investor” means a Person which is (1) an operating company that conducts a substantial part of its business in the same industry as the Company or otherwise conducts a business that is complementary to or synergistic with the Company’s business or (2) an investment fund whose primary business is investing directly in infrastructure assets, hard assets or related assets. For the avoidance of doubt, a “Strategic Investor” does not include any bank, investment company, private equity fund, hedge fund or other Person whose primary business is investing, trading in or holding securities, or making loans other than any investment fund described in clause (2) of this definition.

(p)	Reserved.

(q)	Restriction of Redemption and Cash Dividends. So long as any Preference Shares are outstanding, except as provided in the Schedule of Terms, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the prior express written consent of the Buyers.

(r)	Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, if such sale, lease, license, assignment, transfer, spin-off, split-off, closing, conveyance or other disposition would reasonably be excepted to have a Material Adverse Effect, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business consistent with its past practice, or (ii) sales of inventory and product in the ordinary course of business.

(s)	Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and/or its Subsidiaries on the Initial Closing Date or any business reasonably related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose outside of the ordinary course of business.

(t)	Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary; provided, however, that the Company shall have the right to merge or combine wholly-owned Subsidiaries hereunder, or eliminate or dissolve foreign Subsidiaries, in each case where such restructuring does not have a material impact on the Company’s assets or ability to comply with the provisions hereof.

(u)	Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply in all material respects, and cause each of its Subsidiaries to comply in all material respects, at all times with the material provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(v)	Maintenance of Intellectual Property. The Company will, and will cause each of its Subsidiaries to, take all action necessary or advisable to maintain all of the Intellectual Property Rights of the Company and/or any of its Subsidiaries that are necessary or material to the conduct of its business in full force and effect.

(w)	Maintenance of Insurance. The Company shall use reasonable best efforts to maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive directors and officers insurance, general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as are generally consistent with the coverage held by the Company on the Initial Closing Date.

(x)	Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except transactions in the ordinary course of business in a manner and to an extent, if applicable, consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be reasonably expected to be obtained in a comparable arm’s length transaction with a Person that is not an affiliate thereof, provided that this provision does not apply with respect to transactions with St Baker or its respective affiliates provided that the Company complies with applicable law and its internal governance requirements with respect to related party transactions.

(y)	Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the Required Holders, issue any other securities that would cause a breach or default under any Transaction Document.

(z)	Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of any Transaction Document; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holders by any Transaction Document, but will suffer and permit the execution of every such power as though no such law has been enacted.

(aa)	Taxes. The Company and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom (except where the failure to pay would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). The Company and its Subsidiaries shall file on or before the due date therefor all personal property tax returns (except where the failure to file would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). Notwithstanding the foregoing, the Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with GAAP.

(bb)	Corporate Existence. So long as any Buyer beneficially owns any Preference Shares, the Company shall not be party to any Fundamental Transaction (as defined in the Schedule of Terms) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions.

(cc)	Stock Splits. Until the Preference Shares are no longer outstanding, the Company shall not effect any stock combination, reverse stock split or other similar transaction (or make any public announcement or disclosure with respect to any of the foregoing) without the prior written consent of the Required Holders (as defined below); provided, however, that the Company may effect a stock combination, reverse stock split or other similar transaction if necessary to comply with the requirements of the Principal Market without the prior written consent of the Required Holders.

(dd)	Conversion and Exercise Procedures. The form of Conversion Notice (as defined in the Schedule of Terms) included in the Schedule of Terms set forth the totality of the procedures required of the Buyers in order to convert the Preference Shares. No additional legal opinion, other information or instructions shall be required of the Buyers to convert their Preference Shares. The Company shall, subject to the Corporations Act Limitation and any required Shareholder Approval, honor conversions of the Preference Shares and shall deliver the Conversion Shares in accordance with the terms, conditions and time periods set forth in the Schedule of Terms.

(ee)	Regulation M. The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.

(ff)	Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act), or any person acting on behalf of the Company or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the 1933 Act, and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or the rules and regulations of the Principal Market, with the issuance of Securities contemplated hereby.

(gg)	Books and Records. The Company will keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the asset and business of the Company and its Subsidiaries in accordance with GAAP.

(hh)	Closing Documents. On or prior to twenty (20) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer and Buyer Counsel a complete closing set of the executed Transaction Documents (which may be delivered in electronic format), Securities and any other document required to be delivered to any party pursuant to Section 7 hereof or otherwise.

(ii)	QEF Election; Tax Information. The Company shall use commercially reasonable efforts to determine whether, in any year, the Company (or any subsidiary of the Company) is deemed to be a “passive foreign investment company” (a “PFIC”) or a “controlled foreign corporation” (a “CFC”) within the meaning of U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”), and shall notify the Buyer if the Company (or any subsidiary of the Company) is deemed to be a PFIC or CFC. If the Company determines that the Company (or any subsidiary of the Company) is a PFIC in any year, for the year of determination and for each year thereafter during which the Buyer holds an equity interest in the Company, including Warrants, and the Buyer is subject to income tax in the United States, the Company shall use commercially reasonable efforts to (i) make available to the Buyer the information that may be required to make or maintain a “qualified electing fund” election under the Code with respect to the Company (or any subsidiary of the Company, as applicable) and (ii) furnish the information required to be reported under Section 1298(f) of the Code or under any other applicable tax law.

(jj)	No Short Sales. Each Buyer agrees that so long as such Buyer owns Preference Shares, except during a Triggering Event Redemption Right Period (as defined in the Schedule of Terms), such Buyer shall not enter into or effect Short Sales of the Ordinary Shares or hedging transaction which establishes a short position with respect to the Ordinary Shares. The Company acknowledges and agrees that upon delivery of a Conversion Notice (as defined in the Schedule of Terms) by the Buyer, the Buyer immediately owns the Ordinary Shares described in the Conversion Notice and any sale of those shares issuable under such Conversion Notice would not be considered Short Sales. The Company further acknowledges that any Short Sales which are the result of a bona fide trading error by a Buyer or its broker or that are the result from any failure of the Company to timely deliver Ordinary Shares pursuant to the Schedule of Terms shall not be deemed to breach this Section 4(jj).

(kk)	No Waiver of Lock-Up Provisions. The Company will not waive any right under Section 4 of the side letters dated as of the date hereof between the Company and each of St Baker and O-Corp (the “Side Letters”).

(ll)	Shareholder Approval. If and only to the extent that the Buyers would be restricted under section 606 of the Corporations Act (being the “Corporations Act Limitation” (as defined in the Schedule of Terms)) from converting Preference Shares into Ordinary Shares in accordance with the Schedule of Terms, the Buyers may, by written notice, accompany a Conversion Notice (as defined in the Schedule of Terms) with a request for the Company to obtain approval of its shareholders for the purposes of section 611 item 7 of the Corporations Act for the conversion of the relevant Preference Shares into Ordinary Shares in accordance with the Schedule of Terms (“Shareholder Approval”) (“Shareholder Approval Request”), in which case if such a Shareholder Approval Request is made:

(i)	the Company must take all necessary steps to call and will call a general meeting in compliance with the Corporations Act, the Nasdaq listing rule and the Company constitution to consider the Shareholder Approval;

(ii)	the Company must take all reasonable steps requested by the Buyers to encourage the Company’s shareholders to vote in favour of the Shareholder Approval;

(iii)	the Company must engage an appropriately qualified independent expert (“Expert”) to prepare a report in relation to the proposed conversion of Preference Shares into Ordinary Shares in accordance with the Corporations Act and ASIC Regulatory Guide 74 (“IER”);

(iv)	the Company will prepare a notice of meeting and explanatory memorandum for a shareholder meeting in compliance with the Corporations Act and ASIC Regulatory Guide 74;

(v)	the Company must use reasonable endeavors to state in the notice of meeting (on the basis of statements made to it by each of its directors) that the Company’s board of directors unanimously recommends that shareholders of the Company support the conversion of the relevant Preference Shares into Ordinary Shares and vote in favour of the Shareholder Approval. To avoid doubt:

a.	the recommendation may be expressed as being subject to the Expert concluding, and continuing to conclude, that the conversion of the relevant Preference Shares into Ordinary Shares is reasonable to the non-associated shareholders of the Company (being either ‘fair and reasonable’ or ‘not fair but reasonable’ to the shareholders of the Company other than any Buyer and its Associates (as defined by section 12 of the Corporations Act));

b.	a director of the Company may change or withdraw his or her recommendation if:

i.	the Expert gives a report that fails to conclude that the conversion of the Preference Shares into Ordinary Shares is ‘fair and reasonable’ or ‘not fair but reasonable’ (or having given a report that concluded that the conversion of the relevant Preference Shares into Ordinary Shares is ‘fair and reasonable’ or ‘not fair but reasonable’ gives a report changing that conclusion); or

ii.	the board of directors of the Company has determined in good faith, after receiving written legal advice from the Company’s external legal advisers, that failing to do so is reasonably likely to constitute a breach of its fiduciary or statutory duties;

c.	a director need not make a recommendation, or may change or withdraw their recommendation so as not to make a recommendation, if after first obtaining advice from independent counsel, the director has an interest that renders it inappropriate for that director to make or maintain any such recommendation; and

(vi)	each relevant Buyer acknowledges that an IER from an Expert will be included in the meeting documents for the shareholder meeting and that the Company will provide a draft of the notice of meeting and IER to the Australian Securities and Investments Commission.

5.	Register; Transfer Agent Instructions.

(a)	Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Preference Shares in which the Company shall record the name and address of the Person in whose name the Preference Shares have been issued (including the name and address of each transferee), the principal amount of the Preference Shares held by such Person, the number of Conversion Shares issuable pursuant to the terms of the Preference Shares held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b)	Transfer Agent Instructions. On or prior to the Closing Date, the Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent (as applicable, the “Transfer Agent”) in a form acceptable to each of the Buyers (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares (to the extent unrestricted shares are issued) to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preference Shares. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the transfer agent shall issue such shares to such Buyer, assignee or transferee (as the case may be) without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Company’s transfer agent on the effective date of the Prospectus Supplement. Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

6.	Conditions to the Company’s Obligations.

The obligation of the Company hereunder to issue and allot the Preference Shares to each Buyer at the Initial Closing and each Subsequent Closing is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(a)	Such Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(b)	In the case of the Initial Closing, such Buyer and each other Buyer shall have delivered to the Escrow Agent the Initial Purchase Price (less, in each case, the amounts withheld pursuant to Section 4(g)) for the Preference Shares being subscribed for by such Buyer on the date of this Agreement by wire transfer of immediately available funds in accordance with the wire instructions provided by the Escrow Agent.

(c)	On the Initial Closing Date, the Escrow Agent shall have released the Initial Purchase Price (less, in each case, the amounts withheld pursuant to Section 4(g)) for the Preference Shares being subscribed for by such Buyer on the Initial Closing Date to the Company by wire transfer of immediately available funds in accordance with the wire instructions provided by the Company to the Escrow Agent.

(d)	In the case of each Subsequent Closing, such Buyer and each other Buyer shall have delivered to the Company the applicable Subsequent Purchase Price (less, in each case, the amounts withheld pursuant to Section 4(g)) for the Preference Shares being purchased by such Buyer at the applicable Closing by wire transfer of immediately available funds in accordance with the wire instructions provided by the Escrow Agent.

(e)	The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

(f)	No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

7.	Conditions to Each Buyer’s Obligations.

(a)	The obligation of each Buyer hereunder at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)	The Company shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly delivered to such Buyer such aggregate number of Preference Shares as is set forth across from such Buyer’s name in column (3) of the Schedule of Buyers.

(ii)	Such Buyer shall have received customary legal opinions of Latham & Watkins and Corrs Chambers Westgarth, the Company’s U.S. and Australian legal counsel, respectively, dated as of the Initial Closing Date, addressed to each Buyer, in the form acceptable to such Buyer.

(iii)	The Company shall have delivered to such Buyer an extract (certified by the Secretary of the Company) of the register of Australian companies maintained by ASIC evidencing the formation and continued existence of the Company.

(iv)	The Company shall have delivered to such Buyer a certified copy of the Constitution certified by the Secretary of the Company as of the Initial Closing Date.

(v)	The Company shall have delivered to such Buyer a certificate, in the form acceptable to such Buyer, executed by the Secretary of the Company and dated as of the Initial Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s Board in a form reasonably acceptable to such Buyer and (ii) the Constitution of the Company.

(vi)	Each and every representation and warranty of the Company shall be true and correct as of the date when made and as of the Initial Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. Such Buyer shall have received a certificate, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect.

(vii)	The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of Ordinary Shares outstanding on the Initial Closing Date immediately prior to the Initial Closing.

(viii)	The Ordinary Shares (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of the Initial Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Initial Closing Date, either (I) in writing by the SEC or the Principal Market or (II) by falling below the minimum maintenance requirements of the Principal Market.

(ix)	The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the issuance of the Securities, including without limitation, those required by the Principal Market, if any (other than any Shareholder Approval required in connection with a potential breach of the Corporations Act Limitation).

(x)	No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents (other than the Corporations Act Limitation).

(xi)	Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

(xii)	The Company shall have submitted an application to the Principal Market to list or designate for quotation (as the case may be) the Conversion Shares.

(xiii)	Such Buyer shall have received the wire transfer instructions of the Escrow Agent.

(xiv)	The Company and its Subsidiaries shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

(xv)	Evidence that the Company shall have obtained the written consent (to the extent required) of Sunset Power Pty Ltd as Trustee of St Baker Family Trust (“St. Baker”), O-CORP EV LLC, a Delaware limited liability company (“O-Corp”) to the arrangements contemplated under the Transaction Documents;

(xvi)	Each of St Baker and O-Corp shall have executed and delivered a lock-up agreement, acceptable to the Buyers in form and substance, whereby each of them agrees to not sell any Ordinary Shares issued in accordance with, in the case of St Baker, the USD35,000,000 Unsecured and Subordinated Loan Agreement dated 5 May 2023 (“St Baker Bridge Loan”) and in the case of O-Corp, the USD5,000,000 Unsecured and Subordinated Loan Agreement (“O-Corp Bridge Loan”) until the date that is two (2) months after the date that all of the Preference Shares have been redeemed or converted into Ordinary Shares.

(xvii)	Any party entitled to a right of participation or a reset, price adjustment or the issuance of additional shares as a result of the issuance of the Preference Shares and their conversion into ordinary shares shall have executed a waiver forgoing such rights with respect to this Transaction.

(xviii)	Evidence that the requisite number of lenders under the Company’s Senior Loan Note Subscription Agreement, dated September 2, 2022 (as amended by the First Amendment Deed dated 18 November 2022), (“Senior LNSA”), have given their written consent to the arrangements contemplated under the Transaction Documents.

(xix)	The Company shall have filed with the SEC its Annual Report on Form 20-F for the fiscal year ended June 30, 2023.

(xx)	The Initial Preference Shares and the Conversion Shares issuable upon conversion thereof shall be registered on the Registration Statement, which shall be effective as of the Initial Closing Date. The Company shall have delivered to each Buyer copies of the Prospectus and the Prospectus Supplement with respect thereto as required hereunder and thereunder, unless otherwise available via the SEC’s EDGAR system.

(xxi)	The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(xxii)	Within one (1) Trading Day of the Initial Closing Date, the Company shall have delivered to such Buyer evidence from the Company’s transfer agent reflecting the registration of the issuance of such Preference Shares in the name of such Buyer.

(xxiii)	Company shall have delivered to such Buyer a certificate, in the form acceptable to such Buyer, executed by the Secretary of the Company and dated as of the Initial Closing Date, representing that there exists no Senior LNSA Breach and no other Outstanding Indebtedness Event.

(xxiv)	The Company shall have delivered to the Buyer a fully executed copy of the Amendment No. 2 to Warrant Agreement substantially in the form attached hereto as Exhibit B.

(b)	The obligation of each Buyer hereunder to purchase its Preference Shares at each Subsequent Closing is subject to the satisfaction, at or before the applicable Subsequent Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)	The Company shall have duly delivered to such Buyer the applicable aggregate number of Additional Preference Shares being purchased by such Buyer at the applicable Subsequent Closing.

(ii)	The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iii)	Such Buyer shall have received customary opinions of Latham & Watkins and Corrs Chambers Westgarth, the Company’s US and Australian counsel, respectively, dated as of the Subsequent Closing Date, addressed to each Buyer, in the form acceptable to such Buyer.

(iv)	The Company shall have delivered to such Buyer an extract (certified by the Secretary of the Company) of the register of Australian companies maintained by ASIC evidencing the formation and continued existence of the Company in its jurisdiction of formation as of a date within ten (10) days of the Subsequent Closing Date.

(v)	The Company shall have delivered to such Buyer a certified copy of the Constitution certified by the Secretary of the Company within ten (10) days of the Subsequent Closing Date.

(vi)	The Company shall have delivered to such Buyer a certificate, in the form acceptable to such Buyer, executed by the Secretary of the Company and dated as of the Subsequent Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s Board in a form reasonably acceptable to such Buyer and (ii) the Constitution of the Company.

(vii)	Each and every representation and warranty of the Company shall be true and correct as of the date when made and as of such Subsequent Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to such Subsequent Closing Date. Such Buyer shall have received a certificate, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect.

(viii)	The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of Ordinary Shares outstanding on the Initial Closing Date immediately prior to the Subsequent Closing.

(ix)	The Ordinary Shares (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of the applicable Subsequent Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the applicable Subsequent Closing Date, either (I) in writing by the SEC or the Principal Market or (II) by falling below the minimum maintenance requirements of the Principal Market.

(x)	The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market, if any (other than any Shareholder Approval required in connection with a potential breach of the Corporations Act Limitation).

(xi)	No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents (other than the Corporations Act Limitation).

(xii)	Since the date of the immediately preceding Closing, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect and Triggering Event (as defined in the Schedule of Terms) shall have occurred.

(xiii)	The Company shall have obtained approval of the Principal Market to list or designate for quotation (as the case may be) the Conversion Shares.

(xiv)	Such Buyer shall have received the wire transfer instructions of the Escrow Agent.

(xv)	The Preference Shares to be issued in the Subsequent Closing and the Conversion Shares issuable upon conversion thereof shall be registered on the Registration Statement, which shall be effective as of the Subsequent Closing Date. The Company shall have delivered to each Buyer copies of the Prospectus and the Prospectus Supplement with respect thereto as required hereunder and thereunder, unless otherwise available via the SEC’s EDGAR system.

(xvi)	The Company and its Subsidiaries shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

(xvii)	The Equity Conditions (as defined in the Schedule of Terms) shall be then satisfied as of the applicable Subsequent Closing Date and the Buyers shall have received a certificate, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of such Subsequent Closing Date, to the foregoing effect.

(xviii)	The conditions set forth in Section 1(d) shall be satisfied or waived by the Buyers.

(xix)	Within one (1) Trading Day of the Initial Closing Date, tthe Company shall have delivered to such Buyer evidence from the Company’s transfer agent reflecting the registration of the issuance of such Preference Shares in the name of such Buyer.

(xx)	Company shall have delivered to such Buyer a certificate, in the form acceptable to such Buyer, executed by the Secretary of the Company and dated as of the Subsequent Closing Date, representing that there exists no Senior LNSA Breach and no other Outstanding Indebtedness Event.

8.	Termination.

This Agreement may be terminated (i) by the mutual consent of each of the Company and the Buyers, (ii) if the Initial Closing shall not have occurred by September 20, 2023 (provided that no party shall have the right to terminate if they were the proximate cause of the failure to close by such date), or (iii) with respect to a Buyer, if the Company has breached the terms of this Agreement in a manner that would cause the failure of the conditions to closing hereunder to be met (and such breach remains uncured after 30 days’ notice). Upon any termination in accordance with this Section 8 by a Buyer, such party shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date (without liability of such Buyer to any other party); provided, however, the abandonment of the sale and purchase of the Preference Shares by such Buyer shall be applicable only to such Buyer providing such written notice, provided further that no such termination by any party shall affect any obligation of the Company under this Agreement to reimburse such Buyer for the expenses described in Section 4(g) above. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. Upon any termination of this Agreement prior to the Initial Closing Date, the Company and the Buyer shall promptly cause the Escrow Agent to return all funds on deposit in the Escrow Account to the Buyers.

9.	Miscellaneous.

(a)	Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b)	Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile or electronic transmission (including DocuSign and similar) or by an email which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c)	Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d)	Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or any of its Subsidiaries (as the case may be), or payable to or received by any of the Buyers, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to any Buyer, or collection by any Buyer pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Buyer, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to such Buyer under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by such Buyer under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e)	Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf, including, without limitation, any transactions by any Buyer with respect to Ordinary Shares or the Securities, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Buyer has entered into with, or any instruments any Buyer has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to any Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Buyer, or any instruments any Buyer received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders (as defined below), and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable; provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holders may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). No consideration (other than reimbursement of legal fees) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, including all holders of the Preference Shares. From the date hereof and while any Preference Shares are outstanding, the Company shall not be permitted to receive any consideration from a Buyer or a holder of Preference Shares that is not otherwise contemplated by the Transaction Documents in order to, directly or indirectly, induce the Company or any Subsidiary (i) to treat such Buyer or holder of Preference Shares in a manner that is more favorable than to other similarly situated Buyers or holders of Preference Shares or (ii) to treat any Buyer(s) or holder(s) of Preference Shares in a manner that is less favorable than the Buyer or holder of Preference Shares that is paying such consideration; provided, however, that the determination of whether a Buyer has been treated more or less favorably than another Buyer shall disregard any securities of the Company purchased or sold by any Buyer. The Company has not directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise. As a material inducement for each Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that (x) no due diligence or other investigation or inquiry conducted by a Buyer, any of its advisors or any of its representatives shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document and (y) unless a provision of this Agreement or any other Transaction Document is expressly preceded by the phrase “except as disclosed in the SEC Documents,” nothing contained in any of the SEC Documents shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, Company’s representations and warranties contained in this Agreement or any other Transaction Document. “Required Holders” means (I) prior to the Closing Date, each Buyer entitled to purchase, in the aggregate, at least a majority of the number of Preference Shares at the Closing and (II) on or after the Closing Date, Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B.

(f)	Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such email could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The mailing addresses and email addresses for such communications shall be:

If to the Company:

Tritium DCFC Limited
48 Miller Street Murarrie,
QLD 4172 Australia
Attention: Company Secretary
Email: mcollins@tritium.com.au

With a copy (for informational purposes only) to:

Latham & Watkins LLP
330 North Wabash Avenue, Suite 2800
Chicago, IL 60611
Attention: Christopher Lueking

If to the Transfer Agent:

Computershare Trust Company, N.A.
150 Royall Street
Canton, MA 02021
Attention: Ericka Indart

If to a Buyer, to its mailing address and email address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Haynes and Boone, LLP
30 Rockefeller Plaza, 26th Floor
New York, New York 10012
Attention: Greg Kramer, Esq.
E-mail: greg.kramer@haynesboone.com

or to such other mailing address and/or email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change, provided that Buyer Counsel shall only be provided copies of notices sent to the lead Buyer. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s email containing the time, date and recipient’s email or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by email or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Preference Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including, without limitation, by way of a Fundamental Transaction (as defined in the Schedule of Terms) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Schedule of Terms). A Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h)	No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 9(k) and the Placement Agent.

(i)	Survival. The representations, warranties, agreements and covenants shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)	Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)	Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (C) any disclosure properly made by such Buyer pursuant to Section 4(i), or (D) the status of such Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(l)	Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, Ordinary Shares and any other numbers in this Agreement that relate to the Ordinary Shares shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Ordinary Shares after the date of this Agreement.

(m)	Remedies. Each Buyer and in the event of assignment by Buyer of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it or any Subsidiary fails to perform, observe, or discharge any or all of its or such Subsidiary’s (as the case may be) obligations under the Transaction Documents, any remedy at law would inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

(n)	Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company or any Subsidiary does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company or such Subsidiary (as the case may be), any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o)	Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents or any of the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(p)	Judgment Currency.

(i)	If for the purpose of obtaining or enforcing judgment against the Company in connection with this Agreement or any other Transaction Document in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9(p) referred to as the “Judgment Currency”) an amount due in US Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(1)	the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(2)	the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 9(p)(i)(2) being hereinafter referred to as the “Judgment Conversion Date”).

(ii)	If in the case of any proceeding in the court of any jurisdiction referred to in Section 9(p)(i)(2) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii)	Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Transaction Document.

(q)	Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company each acknowledge that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Buyers are in any way acting in concert or as a group or entity, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Buyer to purchase Securities pursuant to the Transaction Documents has been made by such Buyer independently of any other Buyer. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with such Buyer making its investment hereunder and that no other Buyer will be acting as agent of such Buyer in connection with monitoring such Buyer’s investment in the Securities or enforcing its rights under the Transaction Documents. The Company and each Buyer confirms that each Buyer has independently participated with the Company and its Subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Buyer, and was done solely for the convenience of the Company and its Subsidiaries and not because it was required or requested to do so by any Buyer. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company, each Subsidiary and a Buyer, solely, and not between the Company, its Subsidiaries and the Buyers collectively and not between and among the Buyers.

(r)	No Withholding. Subject to the Schedule of Terms, all payments and deliveries made by, or on behalf of, the Company or any successor to the Company under or with respect to Transaction Documents and/or the Preference Shares, including, but not limited to, payments in cash and deliveries of Ordinary Shares, will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which the Company or any successor to the Company is, for tax purposes, organized or resident or doing business or through which payment is made or deemed made (or any political subdivision or taxing authority thereof or therein).

10.	Other relevant provisions

Terms used in this Section 10 shall have the meaning ascribed to them in the Schedule of Terms. This Section 10 and the terms of this Securities Purchase Agreement do not, for the avoidance of doubt, form part of the terms of issue of the Preference Shares and operate as contractual agreements only.

(a)	Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline (as defined in the Schedule of Terms), if the Transfer Agent is not participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program (“FAST”), to issue and deliver to each holder of Preference Shares (a “Holder”) (or its designee) a certificate for the number of Ordinary Shares to which such Holder is entitled and register such Ordinary Shares on the Company’s share register or, if the Transfer Agent is participating in FAST, to credit such Holder’s or its designee’s balance account with DTC for such number of Ordinary Shares to which such Holder is entitled upon such Holder’s conversion of Preference Shares in any Conversion Amount (as defined in the Schedule of Terms) (as the case may be) (a “Conversion Failure”), then, in addition to all other remedies available to such Holder, (Y) such Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, all, or any portion, of such Preference Shares that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 10(a) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Deadline the Transfer Agent is not participating in FAST, the Company shall fail to issue and deliver to such Holder (or its designee) a certificate and register such Ordinary Shares on the Company’s share register or, if the Transfer Agent is participating in FAST, the Transfer Agent shall fail to credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Ordinary Shares to which such Holder is entitled upon such Holder’s conversion hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below, and if on or after such Share Delivery Deadline such Holder acquires (in an open market transaction, stock loan or otherwise) Ordinary Shares corresponding to all or any portion of the number of Ordinary Shares issuable upon such conversion that such Holder is entitled to receive from the Company and has not received from the Company in connection with such Conversion Failure (a “Buy-In”), then, in addition to all other remedies available to such Holder, the Company shall, subject to applicable laws including the Corporations Act and only to the extent it is permitted to do so under any Lender Restrictions, within two (2) Business Days after receipt of such Holder’s request and in such Holder’s discretion, either: (I) make an election to receive a payment under the terms of this Agreement, or (II) promptly honor its obligation to so issue and deliver to such Holder a certificate or certificates representing such Ordinary Shares or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Ordinary Shares to which such Holder is entitled upon such Holder’s conversion under the Schedule of Terms (as the case may be) and pay an amount set out in this Agreement applicable to such circumstance. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it under the Transaction Documents, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver (if required) certificates representing Ordinary Shares (or to electronically deliver such Ordinary Shares) upon the conversion of the Preference Shares as required pursuant to the terms hereof. Notwithstanding anything herein to the contrary, with respect to any given Conversion Failure, this Section 10(a) shall not apply to a Holder to the extent the Company has already paid such amounts in full to such Holder with respect to such Conversion Failure, as applicable, pursuant to the analogous sections of this Agreement.

(b)	Rights upon Fundamental Transaction. The Company shall not enter into or be party to a Fundamental Transaction (as defined in the Schedule of Terms) unless (i) the Successor Entity (as defined in the Schedule of Terms) (if the Successor Entity is not the Company) assumes in writing all of the obligations of the Company under the Schedule of Terms and the other Transaction Documents in accordance with the provisions of this Section 10(b) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Preference Shares in exchange for such Preference Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Schedule of Terms, including, without limitation, having a stated value and dividend rate equal to the stated value and dividend rate of the Preference Shares held by the Holders and having similar ranking to the Preference Shares, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity (as defined in the Schedule of Terms)) is a publicly traded corporation whose ordinary shares are quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of the Schedule of Terms and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under the Schedule of Terms and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein and therein. In addition to the foregoing, upon consummation of a Fundamental Transaction, the Successor Entity (if the Successor Entity is not the Company) shall deliver to each Holder confirmation that there shall be issued upon conversion or redemption of the Preference Shares at any time after the consummation of such Fundamental Transaction, in lieu of the Ordinary Shares (or other securities, cash, assets or other property (except such items still issuable under Sections 10(c), 10(d) and 10(e) hereof and Section 17 of the Schedule of Terms, which shall continue to be receivable thereafter)) issuable upon the conversion or redemption of the Preference Shares prior to such Fundamental Transaction, such shares of the publicly traded ordinary shares (or their equivalent) of the Successor Entity (including its Parent Entity) which each Holder would have been entitled to receive upon the happening of such Fundamental Transaction had all the Preference Shares held by each Holder been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Preference Shares contained in the Schedule of Terms), as adjusted in accordance with the provisions of the Schedule of Terms. Notwithstanding the foregoing, such Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 10(b) to permit the Fundamental Transaction without the assumption of the Preference Shares. The provisions of this Section 10(b) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of the Preference Shares.

(c)	Purchase Rights. For so long as there are Preference Shares on issue in addition to any adjustments pursuant to Section 8 of the Schedule of Terms, if at any time the Company grants, issues or sells any Options (as defined in the Schedule of Terms), Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Ordinary Shares (the “Purchase Rights”) (excluding, for the avoidance of doubt, the issuance of securities to St Baker and O-Corp, or any of their respective affiliates, in connection with the St Baker Bridge Loan and the O-Corp Bridge Loan), then each Holder will be entitled to acquire for valuable consideration, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of Ordinary Shares acquirable upon complete conversion of all the Preference Shares (without taking into account any limitations or restrictions on the convertibility of the Preference Shares and assuming for such purpose that all the Preference Shares were converted at the Alternate Conversion Price (as defined in the Schedule of Terms) as of the applicable record date) held by such Holder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that such Holder’s right to participate in any such Purchase Right would result in such Holder and the other Attribution Parties (as defined in the Schedule of Terms) exceeding the Maximum Percentage (as defined in the Schedule of Terms) or a breach of the Corporations Act Limitation, then such Holder shall not be entitled to participate in such Purchase Right to the extent of the breach of the Corporations Act Limitation or the Maximum Percentage (and shall not be entitled to beneficial ownership of such Ordinary Shares as a result of such Purchase Right (and beneficial ownership) to such extent of any such excess) and such Purchase Right to such extent shall be held in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable) for the benefit of such Holder until such time or times, if ever, as its right thereto would not result in a breach of such Corporations Act Limitation as a result of the Company obtaining the Shareholder Approval or such Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable)) to the same extent as if there had been no such limitation).

(d)	Other Corporate Events. In addition to and not in substitution for any other rights hereunder, and for so long as there are Preference Shares on issue, prior to the consummation of any Fundamental Transaction pursuant to which holders of Ordinary Shares are entitled to receive securities or other assets with respect to or in exchange for Ordinary Shares (a “Corporate Event”), the Company shall make appropriate provision to ensure that each Holder will thereafter have the right, at such Holder’s option, to receive upon a conversion of all the Preference Shares held by such Holder (i) in addition to the Ordinary Shares receivable upon such conversion, such securities or other assets to which such Holder would have been entitled with respect to such Ordinary Shares had such Ordinary Shares been held by such Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of the Preference Shares set forth in the Schedule of Terms) or (ii) in lieu of the Ordinary Shares otherwise receivable upon such conversion, such securities or other assets received by the holders of Ordinary Shares in connection with the consummation of such Corporate Event in such amounts as such Holder would have been entitled to receive had the Preference Shares held by such Holder initially been issued with conversion rights for the form of such consideration (as opposed to Ordinary Shares) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section 10(d) shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of the Preference Shares set forth in the Schedule of Terms.

(e)	Other Events. In the event that the Company (or any Subsidiary) shall take any action to which the provisions of the Schedule of Terms are not strictly applicable, or, if applicable, would not operate to protect any Holder from dilution or if any event occurs of the type contemplated by the provisions of Section 8 of the Schedule of Terms but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of such Holder, provided that no such adjustment pursuant to this Section 10(e) will increase the Conversion Price as otherwise determined pursuant to Section 8 of the Schedule of Terms, provided further that if such Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Board and such Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Company.

(f)	Mechanics of Installment Conversion. If the Holder is permitted to require the Company to do so in accordance with Section 9(b) of the Schedule of Terms and does so require in accordance with those terms, the Company shall pay to such Holder within three (3) days of such Installment Date (as defined in the Schedule of Terms), by wire transfer of immediately available funds, an amount in legally available funds equal to 106% of the applicable Designated Redemption Amount (as defined in the Schedule of Terms) (provided that the Holder is not permitted to receive double payment in respect of any such amount).

(g)	Vote to Change the Terms of or Issue Preference Shares. In addition to any other rights provided by law, and for so long as there are Preference Shares on issue, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Constitution, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, the Company shall not (in any case, whether by amendment, modification, recapitalization, merger, consolidation or otherwise): (a) amend or repeal any provision of, or add any provision to, its Constitution, or file any Schedule of Terms or articles of amendment of any series of shares of preference shares, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit of the Preference Shares hereunder, regardless of whether any such action shall be by means of amendment to the Constitution or by merger, consolidation or otherwise; (b) without limiting any provision of Section 2 of the Schedule of Terms, create or authorize (by reclassification or otherwise) any new class or series of Senior Preference Shares or Parity Share (each as defined in the Schedule of Terms); (c) purchase, repurchase or redeem any shares of Junior Shares (as defined in the Schedule of Terms) (other than pursuant to the terms of the Company’s equity incentive plans and options and other equity awards granted under such plans (that have in good faith been approved by the Board)); (d) without limiting any provision of Section 2 of the Schedule of Terms, pay dividends or make any other distribution on any shares of any Junior Shares; (e) issue any Preference Shares other than as contemplated hereby or pursuant to this Agreement; or (f) without limiting any provision of Section 10(j) hereof, whether or not prohibited by the terms of the Preference Shares, circumvent a right of the Preference Shares hereunder. This Section 10(g) does not apply to, and the Company is not prohibited from, (i) effecting or entering into an agreement if the effect of such transaction would be to redeem or otherwise cause any Preference Shares to no longer be outstanding from the proceeds of such transaction strictly in accordance with the provisions of the Schedule of Terms or (ii) issuing (or converting Indebtedness into) securities to St Baker and O-Corp, or any of their respective affiliates, in connection with the St Baker Bridge Loan and the O-Corp Bridge Loan, provided that (1) such securities shall constitute Junior Shares (as defined in the Schedule of Terms), (2) the issuance or conversion of such securities is not made by means of a Variable Rate Transaction, and (3) such securities shall be subject to the lock-up restrictions contained in Section 4 of the Side Letters.

(h)	Payment of Collection, Enforcement and Other Costs. If (a) any Preference Shares are placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or a Holder otherwise takes action to collect amounts due under the Schedule of Terms with respect to the Preference Shares or to enforce the provisions of the Schedule of Terms or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under the Schedule of Terms, then the Company shall pay the costs incurred by such Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under the Schedule of Terms with respect to any Preference Shares shall be affected, or limited, by the fact that the purchase price paid for each Preference Share was less than the original Stated Value thereof.

(i)	Submission to Dispute Resolution.

(i)	In the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Conversion Price, an Installment Conversion Price, an Alternate Conversion Price, Acceleration Conversion Price, a VWAP or a fair market value or the arithmetic calculation of a Conversion Rate, or the applicable Redemption Price (as the case may be) (as all such terms are defined in the Schedule of Terms) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the applicable Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by such Holder at any time after such Holder learned of the circumstances giving rise to such dispute. If such Holder and the Company are unable to promptly resolve such dispute relating to such Closing Bid Price, such Closing Sale Price, such Conversion Price, such Installment Conversion Price, such Alternate Conversion Price, such VWAP or such fair market value, or the arithmetic calculation of such Conversion Rate or such applicable Redemption Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or such Holder (as the case may be) of such dispute to the Company or such Holder (as the case may be), then such Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

(ii)	Such Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 10(i) and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which such Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either such Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and such Holder or otherwise requested by such investment bank, neither the Company nor such Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii)	The Company and such Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and such Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(j)	Non-circumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Constitution or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Schedule of Terms, and will at all times in good faith carry out all the provisions of the Schedule of Terms and take all action as may be required to protect the rights of the Holders hereunder provided that in connection with any Shareholder Approval Request, the obligations of the Company are governed by clause 4(ll) hereof. Without limiting the generality of the foregoing or any other provision of the Schedule of Terms or the other Transaction Documents, the Company (a) shall not increase the par value of any Ordinary Shares receivable upon the conversion of any Preference Shares above the Conversion Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid Ordinary Shares upon the conversion of Preference Shares. Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Initial Closing Date, each Holder is not permitted to convert such Holder’s Preference Shares in full for any reason (other than pursuant to restrictions set forth in Section 4(d) of the Schedule of Terms), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to effect such conversion into Ordinary Shares.

(k)	Taxes. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent (as defined below)) that may be payable with respect to the conversion of any Preference Shares. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of any Ordinary Shares in any conversion.

[Signature pages follow.]

In witness whereof, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

Company:

Tritium DCFC Limited

/s/ Robert Tichio
Name: Robert Tichio
Title: Director

/s/ Adam Christopher Walker
Name: Adam Christopher Walker
Title: Director

In witness whereof, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

Buyer:

Alto Opportunity Master Fund, SPC-Segregated Master Portfolio B

/s/ Waqas Khatri
Name: Waqas Khatri
Title: Chief Investment Officer

SCHEDULE OF BUYERS

(1) Buyer	Alto Opportunity Master Fund, SPC-Segregated Master Portfolio B
(2) Address and Facsimile Number	55 Post Road W, 2nd Floor Westport, CT 06880
(3) Aggregate Number of Initial Preference Shares	26,595,745
(4) Initial Purchase Price	$25,000,000.30
(5) Additional Preference Shares	53,191,490
(6) Aggregate Additional Purchase Price	$50,000,000.60
(7) Legal Representative’s Address and Facsimile Number	Haynes and Boone, LLP 30 Rockefeller Plaza, 26th Floor New York, New York 10112 Attention: Greg Kramer Email: greg.kramer@haynesboone.com

Exhibit A

Form of Schedule of Terms

Exhibit B

Form of Amendment No. 2 to Warrant Agreement